UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
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FedFirst Financial Corporation
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565 Donner Avenue
Monessen, Pennsylvania 15062
(724) 684-6800
____________________________________

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS
____________________________________

TIME AND DATE	10:00 a.m. on May 22, 2014

PLACE	Anthony M. Lombardi Education Conference Center, Monongahela Valley Hospital, 1163 Country Club Road, Monongahela, Pennsylvania

ITEMS OF BUSINESS	(1) The election of two directors of the Company for a term of three years;

(2) The ratification of the appointment of ParenteBeard LLC as independent registered public accountants for the Company for the fiscal year ending December 31, 2014;

(3) To vote on a non-binding resolution to approve the compensation of the named executive officers; and

(4) Such other matters as may properly come before the annual meeting or any postponements or adjournments of the annual meeting.

RECORD DATE	In order to vote, you must have been a stockholder at the close of business on March 28, 2014.

PROXY VOTING
It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy card. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

Jennifer L. George Corporate Secretary

April 17, 2014

NOTE: Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

FEDFIRST FINANCIAL CORPORATION
___________________________________

PROXY STATEMENT
___________________________________

GENERAL INFORMATION

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of FedFirst Financial Corporation to be used at the 2014 annual meeting of stockholders and for any adjournment or postponement of the meeting. In this proxy statement, we may also refer to FedFirst Financial Corporation as “FedFirst Financial,” the “Company,” “we,” “our” or “us.”

FedFirst Financial is the holding company for First Federal Savings Bank. In this proxy statement, we may also refer to First Federal Savings Bank as “First Federal” or the “Bank.”

We are holding the annual meeting at the Anthony M. Lombardi Education Conference Center, Monongahela Valley Hospital, 1163 Country Club Road, Monongahela, Pennsylvania, on May 22, 2014 at 10:00 a.m., local time.

We intend to mail this proxy statement and the enclosed proxy card to stockholders of record beginning on or about April 17, 2014.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 22, 2014.

The Proxy Statement and Annual Report to Stockholders are available electronically at http://www.cfpproxy.com/6858.

INFORMATION ABOUT VOTING

Who Can Vote at the Meeting

You are entitled to vote the shares of FedFirst Financial common stock that you owned as of the close of business on March 28, 2014. As of that date, a total of 2,316,093 shares of FedFirst Financial common stock were outstanding. Each share of common stock has one vote.

The Company’s Articles of Incorporation provide that in no event will any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of common stock, be entitled, or permitted to any vote in respect of the shares held in excess of this limit. This limitation does not apply to any director or officer acting solely in their capacities as directors and officers, or any employee benefit plans of FedFirst Financial or any subsidiary or a trustee of a plan.

Ownership of Shares; Attending the Meeting

You may own shares of FedFirst Financial in one of the following ways:

•	Directly in your name as the stockholder of record;

•	Indirectly through a broker, bank or other holder of record in “street name”; or

•
Indirectly in the First Federal Savings Bank Retirement Plan (“401(k) Plan”), the First Federal Savings Bank Employee Stock Ownership Plan (the “ESOP”), or the trust that holds restricted stock awards issued to directors and employees under our 2006 Equity Incentive Plan and our 2011 Equity Incentive Plan.

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us or to vote in person at the meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of FedFirst Financial common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

Quorum and Vote Required

Quorum.  We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.

Votes Required for Proposals.  At this year’s annual meeting, stockholders will elect two directors to serve a term of three years. In voting on the election of directors, you may vote in favor of each nominee or withhold your vote. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected.

In voting on the ratification of the appointment of ParenteBeard LLC as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the selection of ParenteBeard LLC as our independent registered public accounting firm for 2014, the affirmative vote of a majority of the votes cast at the annual meeting is required.

In voting on the non-binding resolution to approve the compensation of the named executive officers, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To approve the non-binding resolution, the affirmative vote of a majority of the votes cast at the annual meeting is required.

Routine and Non-Routine Proposals.  The rules of the New York Stock Exchange determine whether proposals presented at stockholder meetings are routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote for the proposal without receiving voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when a broker or other entity is unable to vote on a particular proposal and voting instructions have not been received from the beneficial owner. The election of directors and the non-binding resolution to approve the compensation of the named executive officers are considered non-routine matters and the ratification of ParenteBeard LLC as our independent accounting firm for 2014 is considered a routine matter.

How We Count Votes.  If you return valid proxy instructions or attend the meeting in person, we will count your shares for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum.

In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposal to ratify the selection of the independent registered public accountants, we will not count abstentions and broker non-votes as votes cast on the proposal. Therefore, abstentions and broker non-votes will have no impact on the outcome of the proposal.

In counting votes on the non-binding resolution to approve the compensation of the named executive officers, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the voting on the proposal.

Effect of Not Casting Your Vote. If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Item 1 of this Proxy Statement) and the non-binding resolution to approve the compensation of the named executive officers (Item 3 of this Proxy Statement). Current regulation restricts the ability of your bank or broker to vote your uninstructed shares in the election of directors and the non-binding resolution to approve the compensation of the named executive officers, on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors and the non-binding resolution to approve the compensation of the named executive officers, no votes will be cast on your behalf. These are referred to as broker non-votes. Your bank or broker does, however, have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Item 2 of this Proxy Statement).

Voting by Proxy

The Board is sending you this proxy statement for the purpose of requesting that you allow your shares of FedFirst Financial common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of FedFirst Financial common stock represented at the annual meeting by properly executed and dated proxy cards will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Board.

The Board recommends a vote:

•	“FOR” the nominees for director;

•	“FOR” ratification of ParenteBeard LLC as the independent registered public accounting firm; and

•	“FOR” the approval of the compensation of the Company’s named executive officers.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own best judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your FedFirst Financial common stock may be voted by the persons named in the proxy card on the new annual meeting date as well, unless you have revoked your proxy. We do not know of any other matters to be presented at the annual meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Participants in the Bank’s ESOP or 401(k) Plan

If you participate in the ESOP or if you hold shares through the 401(k) Plan, you will receive a voting instruction form for each plan that reflects all shares you may direct the trustees to vote on your behalf under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee as to the shares in the FedFirst Financial Corporation Stock Fund credited to his or her account. The trustee will vote all shares for which no directions are given or for which instructions were not timely received in the same proportion as shares for which the trustee received voting instructions. The deadline for returning your voting instructions to each plan’s trustee is May 15, 2014.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board of Director Independence

All of our directors are independent under the current listing standards of the Nasdaq Stock Market, except for Mr. O’Brien, who is employed as President and Chief Executive Officer of FedFirst Financial and First Federal Savings Bank, and Mr. Boyer, who is employed as Vice President of Insurance Operations of First Federal Savings Bank and President of Exchange Underwriters, Inc., a subsidiary of First Federal Savings Bank. In determining the independence of its directors, the Board considered transactions, relationships and arrangements between FedFirst Financial and its directors that are not required to be disclosed under the heading “Transactions with Related Persons,” including loans that First Federal Savings Bank has directly or indirectly made to Director John J. LaCarte and the commercial services provided to First Federal Savings Bank by the business operated by Mr. LaCarte. The amounts paid by First Federal Savings Bank for such services are not material to either First Federal Savings Bank or the business of Mr. LaCarte.

Board Leadership Structure

FedFirst Financial currently has a chairman who is independent from the chief executive officer. The chairman leads the Board and presides at all Board meetings. The Board supports having an independent director in a board leadership position and has had an independent chairman for many years. Having an independent chairman enables non-management directors to raise issues and concerns for Board consideration without immediately involving management. The chairman also serves as a liaison between the Board and senior management.

Board’s Role in Risk Oversight

As part of its overall responsibility to oversee the management, business and strategy of our company, one of the primary responsibilities of our Board is to oversee the amounts and types of risk taken by management in executing the corporate strategy, and to monitor our risk experience against the policies and procedures set to control those risks. The Board’s risk oversight function is carried out through its approval of various policies and procedures, such as our lending and investment policies; ratification or approval of investments and loans exceeding certain thresholds; and regular review of risk elements such as interest rate risk exposure, liquidity and problem assets. Some oversight functions are delegated to committees of the Board, with such committees regularly reporting to the full Board the results of their oversight activities. For example, the Audit Committee is responsible for oversight of the independent auditors and meets directly with the auditors at various times during the course of the year.

Corporate Governance Policies

The Board has adopted a corporate governance policy to govern certain activities, including: the duties and responsibilities of directors; the composition, responsibilities and operation of the Board; the establishment and operation of Board committees; succession planning; convening executive sessions of independent directors; the Board’ interaction with management and third parties; and the evaluation of the performance of the Board and of the Chief Executive Officer.

Committees of the Board

The following table identifies our standing committees and their members as of March 31, 2014. All members of each committee are independent in accordance with the listing requirements of The Nasdaq Stock Market. The Board’s Audit, Compensation, and Nominating/Corporate Governance Committees each operate under a written charter that is approved by the Board. Each committee reviews and reassesses the adequacy of its charter at least annually. The charters of all three committees are available in the Governance Documents portion of the Investor Relations section of our web site (http://www.firstfederal-savings.com).

Director	Audit Committee		Nominating/ Corporate Governance Committee		Compensation Committee
R. Carlyn Belczyk	X		X		X
Richard B. Boyer	-		-		-
John M. Kish	X		X		X	*
John J. LaCarte	X		X		X
Patrick G. O’Brien	-		-		-
John M. Swiatek	X		X	*	X
David L. Wohleber	X	*	X		X
Number of Meetings in 2013	6		2		7

*	Denotes Chairperson

Audit Committee

The Board has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee meets periodically with independent auditors and management to review accounting, auditing, internal control structure and financial reporting matters. The Board has determined that John J. LaCarte, David L. Wohleber, and R. Carlyn Belczyk are “audit committee financial experts” as such term is defined by the rules and regulations of the Securities and Exchange Commission.

Compensation Committee

The Compensation Committee oversees FedFirst Financial’s and First Federal’s employee compensation and benefit programs. The Compensation Committee reviews all compensation components for the Chief Executive Officer and other highly compensated executive officers’ compensation, including base salary, annual incentive compensation, long-term incentives/equity compensation, and benefits and other perquisites. The Compensation Committee also reviews the recommendations of the Chief Executive Officer in determining the compensation of other executive officers. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee takes a leadership role in shaping governance policies and practices, including recommending to the Board the corporate governance policies and guidelines applicable to FedFirst Financial and monitoring compliance with these policies and guidelines. In addition, the Nominating/Corporate Governance Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the next annual meeting of stockholders. It recommends director candidates for each committee for appointment by the Board.

Minimum Qualifications. The Nominating/Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board. First, a candidate must meet the eligibility requirements set forth in FedFirst Financial’s bylaws, which include a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any board or committee governing documents.

The Nominating/Corporate Governance Committee will consider the following criteria in selecting nominees: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to FedFirst Financial and its stockholders; independence; and any other factors the Nominating/Corporate Governance Committee deems relevant, including age, diversity, size of the Board and regulatory disclosure obligations.

In addition, prior to nominating an existing director for re-election to the Board, the Nominating/Corporate Governance Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; the experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process.  The process that the Nominating/Corporate Governance Committee follows when it identifies and evaluates individuals to be nominated for election to the Board is as follows:

For purposes of identifying nominees for the Board, the Nominating/Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board, as well as its knowledge of members of First Federal’s local communities. The Nominating/Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth below. The Nominating/Corporate Governance Committee has not previously used an independent search firm in identifying nominees.

In evaluating potential nominees, the Nominating/Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board by evaluating the candidate under the selection criteria set forth above. In addition, the Nominating/Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate.

Consideration of Recommendations by Stockholders.  It is the policy of the Nominating/Corporate Governance Committee of the Board to consider director candidates recommended by stockholders who appear to be qualified to serve on FedFirst Financial’s Board. The Nominating/Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and the Nominating/Corporate Governance Committee does not perceive a need to increase the size of the Board. In order to avoid the unnecessary use of the Nominating/Corporate Governance Committee’s resources, the Nominating/Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders.  To submit a recommendation of a director candidate to the Nominating/Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Nominating/Corporate Governance Committee, care of the Corporate Secretary, at our main office:

1.	The name of the person recommended as a director candidate;

2.
All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.
As to the stockholder making the recommendation, the name and address, as they appear on our books, of such stockholder; provided, however, that if the stockholder is not a registered holder of FedFirst Financial common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of FedFirst Financial common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at our annual meeting of stockholders, the recommendation must be received by the Nominating/Corporate Governance Committee at least 120 calendar days prior to the date FedFirst Financial’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Directors’ Compensation

The following table provides the compensation received by individuals who served as non-employee directors of FedFirst Financial and First Federal Savings Bank during the 2013 fiscal year.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)	All Other Compensation(3)	Total
R. Carlyn Belczyk	$23,550	$36,650	$11,190	$774	$72,164
John M. Kish	25,350	36,650	11,190	424	73,614
John J. LaCarte	29,550	36,650	11,190	460	77,850
John M. Swiatek	23,550	36,650	11,190	774	72,164
David L. Wohleber	27,150	36,650	11,190	443	75,433

(1)
These amounts represent the aggregate grant date fair value for outstanding restricted stock awards granted during 2013, computed in accordance with FASB ASC Topic 718. At December 31, 2013, the aggregate number of unvested shares of restricted stock held in trust for each of the non-employee directors was as follows, Mr. Kish, Mr. LaCarte and Mr. Wohleber each had 2,800 shares and Ms. Belczyk and Mr. Swiatek, each had 4,300 shares.

(2)
These amounts represent the aggregate grant date fair value for outstanding stock option awards granted during 2013, computed in accordance with FASB ASC Topic 718. For information on the assumptions used to compute the fair value, see Note 13 to the Notes to the Consolidated Financial Statements. The actual value, if any, realized by a director from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by a director will be at or near the value estimated above. At December 31, 2013, Ms. Belczyk and Mr. Swiatek each had 4,500 vested stock options and 11,750 unvested stock options and Mr. Kish, Mr. LaCarte and Mr. Wohleber each had 7,918 vested stock options and 8,000 unvested stock options.

(3)
These amounts represent dividends paid on unvested restricted stock awards. For Mr. LaCarte, amount also includes imputed income received in connection with the Bank owned split dollar life insurance plan.

Cash Retainer and Meeting Fees for Non-Employee Directors. The Chairman of the Board of First Federal Savings Bank receives a monthly fee of $2,300, the Chairman of the Audit Committee receives a monthly fee of $2,100 and the Chairman of the Compensation Committee receives a monthly fee of $1,950. All other non-employee directors of First Federal Savings Bank receive a monthly fee of $1,800. Non-employee directors receive $300 for each Audit Committee meeting attended and $150 for each Compensation Committee, Nominating/Corporate Governance Committee and special meeting attended. Directors receive payment for only one committee meeting attended per day, with payment at the rate of the highest committee fee of the committee meeting attended that day. FedFirst Financial does not pay any fees to its directors.

Director Fee Continuation Agreement. In consideration for continued service with First Federal Savings Bank, we maintain an agreement with John J. LaCarte that provides for a benefit upon retirement, death or in the event Mr. LaCarte terminates his service with the First Federal Savings Bank voluntarily or is terminated by First Federal Savings Bank without cause. Under the terms of the agreement, Mr. LaCarte is entitled to an annual retirement benefit equal to $100 for each full year of service (including any partial year that he served in the year of retirement) payable to him, or his beneficiary, in equal annual installments over a period of ten years. Payments under this agreement commence on the first day of the month following the date Mr. LaCarte retires following his 65th birthday and completion of ten full years of service with First Federal Savings Bank. Mr. LaCarte has currently completed 14 years of service with First Federal Savings Bank. In the event Mr. LaCarte dies while serving on the Board, First Federal Savings Bank will pay his beneficiary a benefit equal to $100 for each full year of service from the date of first service to the date of death. The death benefit will be made either in a lump sum or in installments at the discretion of First Federal Savings Bank. If Mr. LaCarte voluntarily terminates service with First Federal prior to retirement or is terminated by First Federal without cause, he will receive a severance payment equal to the accrued balance in his liability reserve account multiplied by his vested percentage interest in his benefit under the agreement. The severance payment will be made on an annual basis over a ten-year period. Mr. LaCarte is 100% vested in his benefits under the agreement.

Director Split Dollar Arrangements. We maintain a split dollar life insurance agreement with John J. LaCarte that provides for a cash payment to his designated beneficiary in the event Mr. LaCarte dies while in service with First Federal Savings Bank. Under the terms of the agreement, First Federal Savings Bank is the owner of and pays all the premiums on the life insurance policy under which Mr. LaCarte is insured. This life insurance policy is a single premium policy, the premium for which was paid in full in 1999 when the split dollar arrangement was entered into with Mr. LaCarte. Under Mr. LaCarte’s split-dollar arrangement, if Mr. LaCarte is in service at the time of his death, his designated beneficiary is entitled to an amount equal to the lesser of $25,000, or the total insurance proceeds less the cash value of the policy. If Mr. LaCarte is not in service at the time of his death, his designated beneficiary will receive 100% of his benefit under his split dollar life insurance agreement.

Director Emeritus Program. First Federal Savings Bank maintains a director emeritus program for retired directors. Under the program, a participating director is eligible to receive compensation and benefits, if any, as determined from time to time by the Board. In addition, all participating directors are eligible to participate in any plan of the First Federal Savings Bank, or any affiliate, that grants stock-based benefits to non-employee directors. While serving as a director emeritus, any unvested or un-exercisable stock-based awards held by a director emeritus will continue to vest or become exercisable, subject to the terms and conditions of the grant or plan under which the awards were granted.

Board and Committee Meetings

During the year ended December 31, 2013, the Board of the Company held six regular meetings and seven special meetings and the Board of the Bank held 12 regular meetings. No director attended fewer than 75% of the meetings of the Board and Board committees on which he or she served in 2013.

Director Attendance at Annual Meeting of Stockholders

The Board encourages directors to attend the annual meeting of stockholders. All of our directors attended the 2013 annual meeting of stockholders.

Code of Ethics and Business Conduct

FedFirst Financial has adopted a Code of Ethics and Business Conduct that is designed to ensure that our directors and employees meet the highest standards of ethical conduct. The Code of Ethics and Business Conduct, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the Code of Ethics and Business Conduct is designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations. A copy of the Code of Ethics and Business Conduct can be found in the Investor Relations section of our website (http://www.firstfederal-savings.com).

AUDIT RELATED MATTERS

Report of the Audit Committee

Management is responsible for our internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of FedFirst Financial’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America (“GAAP”). The Audit Committee oversees our internal controls and financial reporting process on behalf of the Board.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that FedFirst Financial’s consolidated financial statements were prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed pursuant to U.S. Auditing Standards No. 16 (Communications with Audit Committees).

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board and has discussed with the independent auditors the auditors’ independence from FedFirst Financial and its management. In concluding that the auditors are independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the auditors were compatible with its independence.

The Audit Committee discussed with our independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of our consolidated financial statements to GAAP. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that our consolidated financial statements are presented in accordance with GAAP, that the audit of our consolidated financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that our independent auditors are in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission. The Audit Committee and the Board also have approved, subject to stockholder ratification, the selection of our independent auditors.

Audit Committee of the Board

David L. Wohleber (Chairman)
R. Carlyn Belczyk
John M. Kish
John J. LaCarte
John M. Swiatek

Audit Fees

The following table sets forth the fees billed to FedFirst Financial for the fiscal years ended December 31, 2013 and 2012 by its independent registered public accountants:

	2013	2012
Audit fees (1)	$111,150	$110,435
Audit related fees (2)	—	14,700
Tax fees (3)	10,305	9,495
All other fees (4)	2,223	34,761

(1)
Consists of fees for professional services rendered for the audit of the consolidated financial statements included in Form 10-K and the review of the financial statements included in quarterly reports on Form 10-Q, including out-of-pocket expenses.

(2)	Consists of assurance and related services for due diligence procedures.

(3)	Consists of fees for professional services rendered for the preparation of federal and state tax returns.

(4)	Consists of fees for XBRL reporting and general research.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditor. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent auditor. Such approval process ensures that the external auditor does not provide any non-audit services to us that are prohibited by law or regulation.

In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent auditor. Requests for services by the independent auditor for compliance with the auditor services policy must be specific as to the particular services to be provided.

The request may be made with respect to either specific services or a type of service for predictable or recurring services.

During the year ended December 31, 2013, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

STOCK OWNERSHIP

The following table provides information as of March 1, 2014 about the persons known to FedFirst Financial to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding (1)

Stilwell Value Partners I, L.P., Stilwell Activist Fund, L.P., Stilwell Activist Investments, L.P., Stilwell Partners, L.P., Stilwell Value LLC, and Joseph Stilwell 111 Broadway, 12th Floor New York, New York 10006	230,798(2)	10.0%

Ryan Heslop, Ariel Warszawski, Firefly Value Partners, LP, FVP GP, LLC, Firefly Management Company GP, LLC and FVP Master Fund, L.P. 551 Fifth Avenue, 36th Floor New York, New York 10176	149,010 (3)	6.4%

(1)	Based on 2,316,093 shares of the Company’s common stock outstanding and entitled to vote as of March 1, 2014.

(2)
Based on information contained in a Schedule 13D/A filed with the Securities and Exchange Commission on October 2, 2013, which indicates that Stilwell Value Partners I, L.P., Stilwell Activist Fund, L.P., Stilwell Activist Investments, L.P., Stilwell Partners, L.P., Stilwell Value LLC, and Joseph Stilwell have shared voting and dispositive power over 230,798 shares.

(3)
Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2014, which indicates that FVP Master Fund, L.P., Firefly Value Partners, LP, FVP GP, LLC, Firefly Management Company GP, LLC, Ryan Heslop and Ariel Warszawski have shared voting and dispositive power over 149,010 shares.

The following table provides information as of March 1, 2014 about the shares of FedFirst Financial common stock that may be considered to be beneficially owned by each director, each executive officer named in the summary compensation table and all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, none of the shares listed are pledged as security, and each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown. All directors and executive officers as a group own 11.1% of the Company’s outstanding shares.

Name	Common Stock(1)(2)(3)(4)	Options Exercisable Within 60 Days	Total	Percentage of Shares Outstanding(5)
Directors
R. Carlyn Belczyk	10,566	5,100	15,666	*
Richard B. Boyer	12,744	13,602	26,346	1.1%
John M. Kish	17,115	8,518	25,633	1.1%
John J. LaCarte	27,423	8,518	35,941	1.5%
Patrick G. O’Brien	34,301	37,589	71,890	3.1%
John M. Swiatek	9,000	5,100	14,100	*
David L. Wohleber	18,014	8,518	26,532	1.1%
Named Executive Officers Who Are Not Also A Director
Jamie L. Prah	10,227	13,129	23,356	1.0%
Henry B. Brown III	8,771	7,094	15,865	*
All directors and executive officers as a group (10 persons)	155,148	115,209	270,357	11.1%

*	Less than 1.0%.

(1)
This column includes unvested restricted stock held in trust as part of the 2006 Equity Incentive Plan and the 2011 Equity Incentive Plan with respect to which individuals have voting but not investment power as follows: Ms. Belczyk and Mr. Swiatek—4,300 shares, Mr. Boyer and Mr. Prah—4,200 shares, Mr. Kish, Mr. LaCarte, and Mr. Wohleber—2,800 shares, Mr. O’Brien—8,373 shares, and Mr. Brown—3,200 shares. All restricted stock awards vest in five equal annual installments commencing one year from the date of grant, which is April 2, 2012, April 2, 2013 and October 1, 2013 for Mr. Boyer’s, Mr. Kish’s, Mr. LaCarte’s, Mr. Wohleber’s, Mr. Prah’s, and Mr. Brown’s awards, May 26, 2011, April 2, 2012, April 2, 2013 and October 1, 2013 for Ms. Belczyk’s and Mr. Swiatek’s awards, and August 7, 2009, April 2, 2012, April 2, 2013 and October 1, 2013 for Mr. O’Brien’s awards.

(2)
Includes shares allocated to the account of individuals under the ESOP with respect to which individuals have voting but not investment power as follows: Mr. Boyer—512 shares, Mr. O’Brien—503 shares, Mr. Prah—296 shares, and Mr. Brown—298 shares.

(3)	Includes 14,469 shares held by a corporation controlled by Mr. LaCarte.

(4)	Includes 19,176 shares held in trust in the Bank’s 401(k) Plan as follows: Mr. Boyer—3,744 shares, Mr. O’Brien—12,862 shares, and Mr. Brown—2,570 shares.

(5)
Based on 2,316,093 outstanding shares of the Company’s common stock as of March 1, 2014. In addition, options that are exercisable within 60 days are treated as outstanding for the purpose of computing the beneficial ownership of the individual who holds the options, but not for the purpose of computing the percentage ownership of any other individual.

ITEMS TO BE VOTED ON BY STOCKHOLDERS

Item 1 — Election of Directors

Our Board consists of seven members. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. The Board’ nominees for election this year, to serve for a three-year term or until their respective successors have been elected and qualified are John J. LaCarte and R. Carlyn Belczyk.

Unless you indicate otherwise on the proxy card, the Board intends that the proxies solicited by it will be voted for the election of the Board’s nominees. If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board. At this time, the Board knows of no reason why any of the nominees might be unable to serve.

The Board recommends a vote “FOR” the election of John J. LaCarte and R. Carlyn Belczyk.

Information regarding the Board’s nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his current occupation for the last five years. The age indicated for each individual is as of December 31, 2013. The indicated period of service as a director includes the period of service as a director of First Federal. Based on their respective experiences, qualifications, attributes and skills set forth below, the Board determined that each current director and nominee should serve as a director.

Board Nominees for Election of Directors

The following directors are nominees for election for terms ending in 2017:

John J. LaCarte has been the President of Model Cleaners, Uniforms & Apparel LLC since 1992. Age 47. Director since 1998 and Chairman of the Board since 2004.

Mr. LaCarte brings to the Board entrepreneurial and business management experience from successfully managing a business with over 20 locations and 200 employees. In addition, Mr. LaCarte is a lifelong resident of Washington County with extensive knowledge of the Bank’s market area. As owner of a local business in the Washington County area, Mr. LaCarte offers the Board significant knowledge related to the local business and retail environment. Mr. LaCarte’s career as a small business owner also provides the Bank with organizational understanding and management expertise.

R. Carlyn Belczyk is a Certified Public Accountant and a Shareholder of Guthrie, Belczyk & Associates, P.C. in Washington, Pennsylvania. Ms. Belczyk has been employed by Guthrie, Belczyk & Associates, P.C. since 1993. Age 62. Director since 2009.

Ms. Belczyk brings to the Board experience and skills in public accounting, as well as experience serving small and medium-sized businesses in the southern Pittsburgh area. In addition, Ms. Belczyk lives and works in the communities that we serve.

Directors Continuing in Office

The following directors have terms ending in 2015:

Patrick G. O’Brien became President and Chief Executive Officer in May 2009. Mr. O’Brien served as Executive Vice President and Chief Operating Officer of FedFirst Financial and First Federal from September 2005 to May 2009. Prior to working with FedFirst Financial, Mr. O’Brien served as Regional President and Senior Lender – Commercial Lending with WesBanco Bank, Inc., Washington, Pennsylvania, from March 2002 to August 2005. Before serving with WesBanco Bank, Mr. O’Brien was Senior Vice President of Commercial Lending with Wheeling National Bank from August 1999 to March 2002, and Vice President and District Manager (Retail Banking) at PNC from 1993 to 1999. Age 52. Director since 2009.

As President and Chief Executive Officer, Mr. O’Brien brings to the Board knowledge of FedFirst Financial’s operations as well as perspective on its strengths, challenges and opportunities. Mr. O’Brien also brings his extensive experience in community banking and his familiarity with our market area.

John M. Swiatek is currently a Managing Director of Innovation Sports & Entertainment a division of The Innovation Group. Prior to joining The Innovation Group in 2011, Mr. Swiatek was the Director of the Sports, Entertainment and Marketing division of GSP Consulting Corporation. Mr. Swiatek also co-founded and served as the President and Managing Partner of the Washington Wild Things, a minor league professional baseball team in Washington, Pennsylvania from 2001 until 2009. Age 56. Director since 2010.

Mr. Swiatek brings to the Board extensive business background in finance, management and marketing. In addition, Mr. Swiatek brings his familiarity with our market areas as well as the surrounding greater Pittsburgh metropolitan area.

The following directors have terms ending in 2016:

Richard B. Boyer has been President of Exchange Underwriters, Inc. since 1989. In June 2002, First Federal purchased an 80% interest in Exchange Underwriters, Inc., which had previously been 100% owned by Mr. Boyer. Mr. Boyer has also served as Vice President-Insurance of First Federal since 2003. Age 55. Director since 2002.

As President of our insurance agency subsidiary, Mr. Boyer brings to the Board knowledge of the insurance industry and the operations of Exchange Underwriters, Inc., which he has managed for over 20 years.

John M. Kish is a retired banker. Mr. Kish served as the Chairman and Chief Executive Officer of GA Financial, Inc. and its wholly-owned subsidiary, Great American Federal, from 1996 until May 2004. Age 68. Director since 2005.

Mr. Kish brings to the Board perspective and experience gained as a director and Chief Executive Officer of a financial institution that operated in the Pittsburgh market area. Mr. Kish also brings his experience as an attorney.

David L. Wohleber is a Certified Public Accountant. Mr. Wohleber retired from his position as Executive Vice President of Eat’n Park Hospitality Group, Inc. in 2010. Mr. Wohleber served as Chief Financial Officer of Eat’n Park Hospitality Group, Inc. for over 30 years through 2008. He joined Eat’n Park in 1977 after serving as a senior audit manager with Price Waterhouse & Co. Age 70. Director since 2006.

Mr. Wohleber brings to the Board extensive finance experience as well as a background in public accounting.

Item 2 — Ratification of the Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed ParenteBeard LLC to be the Company’s independent registered public accounting firm for 2014, subject to ratification by stockholders. A representative of ParenteBeard LLC is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the firm is not approved by a majority of the votes cast by stockholders at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board.

The Board recommends that stockholders vote “FOR” the ratification of the appointment of ParenteBeard LLC as the Company’s independent registered public accounting firm.

Item 3 — Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires that we provide our stockholders with the opportunity to express their views, on a non-binding, advisory basis, on the compensation of our named executive officers as disclosed in this proxy statement. This vote, which is often referred to as the “say-on-pay” vote, provides stockholders with the opportunity to endorse or not endorse the following resolution:

“Resolved, that the stockholders approve the compensation of the named executive officers, as described in the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in this proxy statement.”

Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board believes that the compensation practices of the Company are appropriately aligned to the long-term success of the Company and the interests of stockholders.

The Board unanimously recommends a vote “FOR” approval of the compensation of the named executive officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information concerning total compensation earned or paid to the President and Chief Executive Officer and the three other most highly compensated executive officers of FedFirst Financial and First Federal who served in such capacities at December 31, 2013. These officers are referred to as the named executive officers in this document.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	All Other Compensation	Total
Patrick G. O’Brien	2013	$225,250	$55,000	$100,450	$59,680	$32,083(4)(5)	$472,463
President and CEO	2012	213,750	54,000	41,760	48,840	27,966	386,316

Richard B. Boyer	2013	247,421(3)	48,501	54,975	37,300	43,798(4)(5)	431,995
Vice President	2012	261,571(3)	22,281	20,880	28,920	20,811	354,463

Jamie L. Prah	2013	128,755	25,000	54,975	37,300	13,941(4)(5)	259,971
Senior Vice President and CFO

Henry B. Brown III	2013	135,250	21,000	36,650	29,840	22,498(4)(5)	245,238
Senior Vice President and Chief Lending Officer	2012	132,000	18,000	20,880	22,850	18,881	212,611

(1)	These amounts represent the aggregate grant date fair value for outstanding restricted stock awards granted during the year indicated, computed in accordance with FASB ASC Topic 718.

(2)
These amounts represent the aggregate grant date fair value for outstanding stock option awards granted during the year indicated, computed in accordance with FASB ASC Topic 718. For information on the assumptions used to compute the fair value, see Note 13 to the Notes to the Consolidated Financial Statements. The actual value, if any, realized by an executive officer from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by an executive officer will be at or near the value estimated above.

(3)	Mr. Boyer’s salary, which includes commissions, was paid by Exchange Underwriters, Inc.

(4)
Includes employer contributions to 401(k) Plan of $10,200 for Mr. O’Brien, $10,000 for Mr. Boyer, $6,315 for Mr. Prah, and $6,187 for Mr. Brown, and value of shares allocated under the ESOP of $9,802 for Mr. O’Brien, $9,992 for Mr. Boyer, $5,780 for Mr. Prah, and $5,820 for Mr. Brown.

(5)
Includes perquisites which represent dividends paid on unvested restricted stock awards, cell phone and executive health and dental insurance benefits of $12,081 for Mr. O’Brien, $23,806 for Mr. Boyer, and $10,491 for Mr. Brown. For Mr. Boyer amount also includes imputed income in connection with the Bank owned split dollar life insurance plan.

Employment Agreements. FedFirst Financial and First Federal Savings Bank maintain an employment agreement with Patrick G. O’Brien (the “executive”). Exchange Underwriters, Inc. maintains an employment agreement with Richard B. Boyer. The employment agreements are intended to ensure that FedFirst Financial, First Federal Savings Bank and Exchange Underwriters, Inc. will be able to maintain a stable and competent management base.

Currently, the term of the employment agreement with Mr. O’Brien will expire on September 19, 2016, unless otherwise extended by the Board. The agreement provides that the Board may extend the term of the employment agreement on an annual basis for additional twelve months, unless the executive elects not to extend the term. Mr. O’Brien’s current base salary is $227,000. In addition to the base salary, the agreement provides for, among other things, discretionary bonuses, participation in stock benefit plans and other fringe benefits applicable to executive personnel. All reasonable costs and legal fees paid or incurred by Mr. O’Brien in any dispute or question of interpretation relating to the employment agreement will be paid by FedFirst Financial if the executive is successful on the merits in a legal judgment, arbitration or settlement. The employment agreement also provides that FedFirst Financial and First Federal Savings Bank will indemnify Mr. O’Brien to the fullest extent legally allowable.

The employment agreement between Mr. Boyer and Exchange Underwriters, Inc. provides Mr. Boyer with a base salary of $176,000 per year, plus 25% of all first-year commissions generated by any salesperson of Exchange Underwriters, Inc. from sales of new insurance policies and an annual bonus equal to 20% of the year-over-year growth in Exchange Underwriters, Inc.’s annual audited net income. Mr. Boyer’s compensation may be reviewed by Exchange Underwriters, Inc. in the event of a material change in his business responsibilities during the term of the agreement. The current term of the agreement is set to expire on September 19, 2016, unless otherwise extended by the Board. In addition to cash compensation, Mr. Boyer’s agreement provides for health and welfare benefits, including disability and life insurance, on an equivalent basis to senior officers of First Federal Savings Bank and participation in the ESOP and 401(k) Plan.

See “Retirement Benefits” and “Other Potential Post-Termination Benefits” for a discussion of the benefits and payments Messrs. O’Brien and Boyer may receive under their employment agreements upon retirement or termination of employment.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options and stock awards that have not vested for each named executive officer outstanding as of December 31, 2013.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested(2)
Patrick G. O’Brien	8/8/06	21,307	—	$21.35	8/7/16	—	$—
	8/7/09	5,682	1,420	6.55	8/6/19	473	9,214
	9/27/11	3,000	4,500	13.10	9/26/21	—	—
	4/2/12	1,200	4,800	13.92	4/1/22	2,400	46,752
	9/25/12	2,000	8,000	15.00	9/26/22	—	—
	4/2/13	—	16,000	17.65	4/1/23	3,000	58,440
	10/1/13	—	—	—	—	2,500	48,700
Richard B. Boyer	8/8/06	7,102	—	21.35	8/7/16	—	—
	9/27/11	2,000	3,000	13.10	9/26/21	—	—
	4/2/12	600	2,400	13.92	4/1/22	1,200	23,376
	9/25/12	1,300	5,200	15.00	9/24/22	—	—
	4/2/13	—	10,000	17.65	4/1/23	1,500	29,220
	10/1/13	—	—	—	—	1,500	29,220
Jamie L. Prah	8/8/06	5,682	—	21.35	8/7/16	—	—
	8/8/08	947	—	14.15	8/7/18	—	—
	9/27/11	2,000	3,000	13.10	9/26/21	—	—
	4/2/12	600	2,400	13.92	4/1/22	1,200	23,376
	9/25/12	1,300	5,200	15.00	9/24/22	—	—
	4/2/13	—	10,000	17.65	4/1/23	1,500	29,220
	10/1/13	—	—	—	—	1,500	29,220
Henry B. Brown III	8/8/08	1,894	—	14.15	8/7/18	—	—
	9/27/11	1,600	2,400	13.10	9/26/21	—	—
	4/2/12	500	2,000	13.92	4/1/22	1,200	23,376
	9/25/12	1,000	4,000	15.00	9/24/22	—	—
	4/2/13	—	8,000	17.65	4/1/23	1,000	19,480
	10/1/13	—	—	—	—	1,000	19,480

(1)	Stock options and stock awards will vest in five equal annual installments commencing on the first anniversary of the grant date.

(2)	Based upon FedFirst Financial’s closing stock price of $19.48 on December 31, 2013.

Retirement Benefits

Split Dollar Arrangement. First Federal has entered into a split dollar life insurance agreement with Mr. Boyer. This agreement provides Mr. Boyer with a cash payment in the event he dies while in service with us. Under the terms of the agreement, we are the owners of and pay all the premiums on the life insurance policy under which Mr. Boyer is insured. Under the agreement, upon Mr. Boyer’s death his designated beneficiary is entitled to $1,000,000 if he dies prior to age 65 and $500,000 if he dies after age 65. First Federal will be entitled to any remaining insurance proceeds. If Mr. Boyer terminates his employment prior to attaining his normal retirement age, his division of the insurance proceeds will be prorated based on his years of service with First Federal.

Other Potential Post-Termination Benefits

Payments Made Upon Termination for Cause.  In the event Mr. O’Brien or Mr. Boyer is terminated for cause (as defined in each executive’s employment agreement) the agreements provide that the executive will receive his base salary through the date of his termination and retain the rights to any vested benefits subject to the terms of the plan or agreement under which those benefits are provided.

Payments Made Upon Termination for Reasons Other Than Cause.  In the event FedFirst Financial or First Federal Savings Bank elects to terminate Mr. O’Brien for reasons other than for cause, or if he resigns after specified circumstances that would constitute constructive termination under the employment agreement, Mr. O’Brien (or, if he dies, his beneficiary) would be entitled to receive an amount equal to the remaining base salary payments due for the remaining term of his employment agreement. FedFirst Financial would also continue and/or pay for his health and dental coverage for the remaining term of the employment agreement.

Mr. Boyer’s employment may be terminated without cause (as defined in his employment agreement) and voluntarily by Mr. Boyer with at least 60 days written notice to Exchange Underwriters, Inc. In the event of termination without cause, Mr. Boyer’s employment agreement provides he will be entitled to his base salary at the rate in effect upon his termination and average monthly commissions (as defined in the agreement) for the then-remaining term of the agreement. Mr. Boyer also shall be eligible for group-term life insurance, health and dental insurance, short- and long-term group disability insurance, and to participate in the ESOP and 401(k) Plan for the remainder of the term of the agreement. The agreement also restricts Mr. Boyer’s ability to compete in the marketplace for a period commencing on the effective date of the agreement and ending two years after the date in which Mr. Boyer ceases to be employed by Exchange Underwriters, Inc., unless Mr. Boyer is terminated without cause.

Payments Made Upon Disability.  Under Mr. O’Brien’s employment agreement, if he is terminated as the result of disability, he would be entitled to monthly disability payments, each in amount equal to two-thirds (2/3) of his weekly rate of base salary in effect as of the date of his termination of employment due to disability. The disability payments will end on the earlier of: (A) the date he returns to full-time employment at First Federal in the same capacity as he was employed prior to his termination for disability; (B) his death; (C) his attainment of age 65; or (D) the date the then-current term of the agreement would have expired. All benefits received during active employment would continue to be provided during any period of disability.

Under Mr. Boyer’s employment agreement, if he is terminated for cause as a result of disability, Mr. Boyer would be entitled to monthly disability payments, each in an amount equal to sixty percent (60%) of his monthly rate of base salary in effect as of the date of his termination of employment due to disability and average monthly commissions (as defined in the agreement). Under the agreement the disability payments will end on the earlier of: (A) the date he returns to full-time employment with Exchange Underwriters, Inc. in the same capacity as he was employed prior to his termination for disability; (B) his death; (C) his attainment of age 65; or (D) the date the then-current term of the agreement would have expired. All benefits received during active employment would continue to be provided during any period of disability.

Payments Made Upon Death. Upon termination due to death, outstanding stock options granted pursuant to our 2006 Equity Incentive Plan and our 2011 Equity Incentive Plan automatically vest and remain exercisable until the earlier of one year from the date of death or the expiration date of the stock options. Restricted stock awards granted to these officers under the 2006 Equity Incentive Plan and 2011 Equity Incentive Plan also vest in full upon death.

Payments Made Upon a Change in Control.  The employment agreements with Messrs. O’Brien and Boyer provide that if involuntary termination follows a change in control of FedFirst Financial or First Federal, the executive would be entitled to a severance payment equal to three times his annual base salary, and average yearly commission in the case of Mr. Boyer, in effect at the time of the change in control plus the continuation of health and dental benefits for a period not exceeding the earlier of: (A) three years from the termination date; (B) the executive’s employment with another employer; or (C) the executive’s death. Section 280G of the Internal Revenue Code provides that payments related to a change in control that equal or exceed three times the individual’s “base amount” (defined as average annual taxable compensation over the five preceding calendar years) constitute “excess parachute payments.” Individuals who receive excess parachute payments are subject to a 20% excise tax on the amount that exceeds the base amount, and the employer may not deduct such amounts. The employment agreements with Messrs. O’Brien and Boyer provide that if the total value of the benefits provided and payments made to him in connection with a change in control, either under their employment agreement alone or together with other payments and benefits that they have the right to receive from us, exceed three times their respective base amount (“280G Limit”), their severance payment will be reduced or revised so that the aggregate payments do not exceed his 280G Limit.

The Company and the Bank are parties to change in control agreements with Messrs. Prah and Brown. Under the change in control agreements, if, within 12 months after a change in control (as defined in the agreement), the Bank terminates Mr. Prah’s or Mr. Brown’s employment without cause (as defined in the agreement) or Mr. Prah or Mr. Brown terminates his employment with good reason (as defined in the agreement), the Bank shall make a lump-sum payment to the executive equal to three times, in the case of Mr. Prah, and two times, in the case of Mr. Brown, his base salary at the rate in effect immediately prior to the change in control, or if higher, the rate in effect when he terminates employment. In addition, for 36 months, in the case of Mr. Prah, and 24 months, in the case of Mr. Brown, following termination of employment, the Bank will continue to provide the executive life and health insurance coverage substantially identical to the coverage maintained for Messrs. Prah and Brown prior to the termination. In the event that payments or benefits pursuant to the change in control agreements would result in the imposition of a penalty tax under Section 280G of the Internal Revenue Code, the payment to Mr. Prah or Mr. Brown will be reduced to the maximum amount that may be paid under Section 280G without triggering such penalty tax.

Under the terms of the ESOP, upon a change in control (as defined in the plan), the plan will terminate and the plan trustee will repay in full any outstanding acquisition loan. After repayment of the acquisition loan, all remaining shares of our stock held in the loan suspense account, all other stock or securities, and any cash proceeds from the sale or other disposition of any shares of our stock held in the loan suspense account will be allocated among the accounts of all participants in the plan who were employed by us on the date immediately preceding the effective date of the change in control. The allocations of shares or cash proceeds shall be credited to each eligible participant in proportion to the opening balances in their accounts as of the first day of the valuation period in which the change in control occurred. Payments under the ESOP are not categorized as parachute payments and, therefore, do not count towards each executive’s 280G Limit.

In the event of a change in control of FedFirst Financial outstanding stock options granted pursuant to our 2006 Equity Incentive Plan and 2011 Equity Incentive Plan automatically vest and, if the option holder is terminated other than for cause within 12 months of the change in control, will remain exercisable until the expiration date of the stock options. Restricted stock awards granted to these officers under the plan also vest in full upon a change in control. The value of the accelerated options and restricted stock grants count towards the executive’s 280G Limit.

OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires FedFirst Financial’s executive officers and directors, and persons who own more than 10% of any registered class of FedFirst Financial’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of copies of the reports we have received and written representations provided to us from the individuals required to file the reports, we believe that each of our executive officers and directors has complied with applicable reporting requirements for transactions in FedFirst Financial common stock during the year ended December 31, 2013.

Transactions with Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits loans by FedFirst Financial to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by First Federal to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. First Federal is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit First Federal to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.

From time to time, First Federal makes loans and extensions of credit to its executive officers and directors. The outstanding loans made to our directors and executive officers, and members of their immediate families, were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to First Federal, and did not involve more than the normal risk of collectability or present other unfavorable features. As of December 31, 2013, all such loans were performing to their original terms.

SUBMISSION OF BUSINESS PROPOSALS AND STOCKHOLDER NOMINATIONS

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 18, 2014. If next year’s annual meeting is held on a date more than 30 calendar days from May 22, 2015, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s bylaws provide that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 90 days prior to the date of the annual meeting; provided that if less than 100 days’ notice or prior public disclosure of the date of the annual meeting is given to stockholders, such notice must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed to stockholders or prior public disclosure of the meeting date was made. A copy of the bylaws may be obtained from the Company.

STOCKHOLDER COMMUNICATIONS

The Company encourages stockholder communications to the Board and/or individual directors. Communications regarding financial or accounting policies may be made in writing to the Chairman of the Audit Committee at FedFirst Financial Corporation c/o Corporate Secretary, 565 Donner Avenue, Monessen, Pennsylvania 15062 or by leaving a message at (724) 684-6800. Other communications to the Board and/or individual directors may be made in writing to the Chairman of the Nominating/Corporate Governance Committee or to the intended individual director at FedFirst Financial Corporation c/o Corporate Secretary, at the address listed above or by leaving a message at (724) 684-6800.

MISCELLANEOUS

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of FedFirst Financial common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without receiving additional compensation.

The Company’s Annual Report to Stockholders has been mailed to persons who were stockholders as of the close of business on March 28, 2014. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

A copy of the Company’s Annual Report on Form 10-K, without exhibits, for the year ended December 31, 2013, as filed with the Securities and Exchange Commission, will be furnished without charge to persons who were stockholders as of the close of business on March 28, 2014 upon written request to Jennifer L. George, Corporate Secretary, FedFirst Financial Corporation, 565 Donner Avenue, Monessen, Pennsylvania 15062.

If you and others who share your address own your shares in street name, your broker or other holder of record may be sending only one Annual Report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate Annual Report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in street name and are receiving multiple copies of our Annual Report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

Monessen, Pennsylvania April 17, 2014	Jennifer L. George Corporate Secretary

REVOCABLE PROXY
FEDFIRST FINANCIAL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
MAY 22, 2014, 10:00 A.M., LOCAL TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Messrs. John M. Kish, John M. Swiatek and David L. Wohleber each with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on May 22, 2014, at 10:00 a.m., local time, at the Anthony M. Lombardi Education Conference Center, Monongahela Valley Hospital, 1163 Country Club Road, Monongahela, Pennsylvania, and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

Mark here if you plan to attend the meeting. ☐

Mark here for address change. ☐

____

____

____

Comments:

____

____

____

IMPORTANT ANNUAL MEETING INFORMATION

THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT:

http://www.cfpproxy.com/6858

FOLD HERE – PLEASE DO NOT DETACH
PLEASE COMPLETE, DATE, SIGN, AND PROMPTLY MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

X **PLEASE MARK VOTES AS IN THIS EXAMPLE**

	For	With-held	For All Except
1. The election as director of the nominees listed.	☐	☐	☐

(01) John J. LaCarte
(02) R. Carlyn Belczyk

____

This proxy, properly signed and dated, is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" the proposals listed. If any other business is presented at the annual meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the meeting.

Please sign exactly as your name appears on this proxy card. | Date

Sign above ____________ Co-holder (if any) sign above

When signing as attorney, executor administrator, trustee or guardian, please provide your full title. If shares are held by joint tenants, each holder may sign but only one signature is required. If the signer is a corporation, please sign full corporate name by duly authorized officer.

6858

Dear ESOP Participant:

On behalf of the Board of Directors of FedFirst Financial Corporation (the “Company”), I am forwarding you the attached blue vote authorization form provided for the purpose of conveying your voting instructions to MG Trust Co. (the “Trustee”) on the proposals to be presented at the Annual Meeting of Stockholders of FedFirst Financial Corporation to be held at the Anthony M. Lombardi Education Conference Center, Monongahela Valley Hospital, 1163 Country Club Road, Monongahela, Pennsylvania on May 22, 2014, at 10:00 a.m., local time. Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders of FedFirst Financial Corporation and a copy of the Company’s Annual Report to Stockholders.

As a participant in the First Federal Savings Bank Employee Stock Ownership Plan (the “ESOP”), you are entitled to vote all shares of Company common stock allocated to your account as of March 28, 2014, the record date for the Annual Meeting. All allocated shares of Company common stock will be voted as directed by participants, so long as participant instructions are received by the Trustee on or before May 15, 2014. If you do not direct the Trustee as to how to vote the shares of Company common stock allocated to your ESOP account, the Trustee will vote your shares in a manner calculated to most accurately reflect the instructions it receives from other participants, subject to its fiduciary duties.

Please complete, sign and return the enclosed blue vote authorization form in the postage paid envelope provided.

Sincerely,

Patrick G. O’Brien President and Chief Executive Officer

VOTE AUTHORIZATION FORM

I understand that MG Trust Co. (the “Trustee”), is the holder of record and custodian of all shares of FedFirst Financial Corporation (the “Company”) common stock under the First Federal Savings Bank Employee Stock Ownership Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held at the Anthony M. Lombardi Education Conference Center, Monongahela Valley Hospital, 1163 Country Club Road, Monongahela, Pennsylvania, on May 22, 2014, at 10:00 a.m., local time.

You are to vote my shares as follows:

1.	The election as director of the nominees listed.

John J. LaCarte and R. Carlyn Belcyzk

	FOR	AGAINST	FOR ALL EXCEPT
	[ ]	[ ]	[ ]

INSTRUCTION: To withhold your vote for any individual nominee, mark “For All Except” and write that nominee’s name on the line provided below.

2.	The ratification of the appointment of ParenteBeard LLC as independent registered public accounting firm of FedFirst Financial Corporation for the fiscal year ending December 31, 2014.

	FOR	AGAINST	ABSTAIN
	[ ]	[ ]	[ ]

3.	The approval of the compensation of the Named Executive Officers.

	FOR	AGAINST	ABSTAIN
	[ ]	[ ]	[ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

The Trustee is hereby authorized to vote all shares of Company common stock allocated to me in its trust capacity as indicated above.

Date	Signature

Please complete, date, sign and promptly return this form in the enclosed postage-paid envelope no later than May 15, 2014.

Dear 401(k) Plan Participant:

On behalf of the Board of Directors of FedFirst Financial Corporation (the “Company”), I am forwarding you the attached green vote authorization form provided for the purpose of conveying your voting instructions to MG Trust Co. (the “Trustee”) on the proposals to be presented at the Annual Meeting of Stockholders of FedFirst Financial Corporation to be held at the Anthony M. Lombardi Education Conference Center, Monongahela Valley Hospital, 1163 Country Club Road, Monongahela, Pennsylvania on May 22, 2014, at 10:00 a.m., local time. Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders of FedFirst Financial Corporation and a copy of the Company’s Annual Report to Stockholders.

As a holder of FedFirst Financial Corporation common stock (“Common Stock”) under the First Federal Savings Bank Retirement Plan (the “401(k) Plan”), you are entitled to direct the Trustee how to vote the shares of Common Stock credited to your account as of March 28, 2014, the record date for the Annual Meeting. If the Trustee does not receive your instructions by May 15, 2014, the Trustee will vote your shares in a manner calculated to most accurately reflect the instructions received from other 401(k) Plan participants.

Please complete, sign and return the enclosed green vote authorization form in the postage paid envelope provided.

Sincerely,

Patrick G. O’Brien President and Chief Executive Officer

VOTE AUTHORIZATION FORM

I understand that MG Trust Co. (the “Trustee”) is the holder of record and custodian of all shares of FedFirst Financial Corporation (the “Company”) common stock credited to me under the First Federal Savings Bank Retirement Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held at the Anthony M. Lombardi Education Conference Center, Monongahela Valley Hospital, 1163 Country Club Road, Monongahela, Pennsylvania, on May 22, 2014, at 10:00 a.m., local time.

You are to vote my shares as follows:

1.	The election as director of the nominees listed.

John J. LaCarte and R. Carlyn Belcyzk

	FOR	AGAINST	FOR ALL EXCEPT
	[ ]	[ ]	[ ]

INSTRUCTION: To withhold your vote for any individual nominee, mark “For All Except” and write that nominee’s name on the line provided below.

2.	The ratification of the appointment of ParenteBeard LLC as independent registered public accounting firm of FedFirst Financial Corporation for the fiscal year ending December 31, 2014.

	FOR	AGAINST	ABSTAIN
	[ ]	[ ]	[ ]

3.	The approval of the compensation of the Named Executive Officers.

	FOR	AGAINST	ABSTAIN
	[ ]	[ ]	[ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

The Trustee is hereby authorized to vote all shares of Company common stock credited to me in its trust capacity as indicated above.

Date	Signature

Please complete, date, sign and promptly return this form in the enclosed postage-paid envelope no later than May 15, 2014.

Dear Stock Award Recipient:

On behalf of the Board of Directors of FedFirst Financial Corporation (the “Company”), I am forwarding you the attached yellow vote authorization form provided for the purpose of conveying your voting instructions to MG Trust Co. (the “Trustee”) on the proposals to be presented at the Annual Meeting of Stockholders of FedFirst Financial Corporation to be held at the Anthony M. Lombardi Education Conference Center, Monongahela Valley Hospital, 1163 Country Club Road, Monongahela, Pennsylvania on May 22, 2014, at 10:00 a.m., local time. Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders of FedFirst Financial Corporation and a copy of the Company’s Annual Report to Stockholders.

You are entitled to vote all shares of restricted Company common stock awarded to you under the FedFirst Financial Corporation 2006 Equity Incentive Plan or the FedFirst Financial Corporation 2011 Equity Incentive Plan (collectively, “Incentive Plan”) that are unvested as of March 28, 2014, the record date for the Annual Meeting. The Trustee will vote these shares of Company common stock held in the Incentive Plan Trust in accordance with instructions it receives from you and other Stock Award Recipients. To direct the voting of the unvested shares of Company common stock awarded to you under the Incentive Plan, you must complete and sign the attached yellow vote authorization form and return it in the enclosed postage-paid envelope no later than May 15, 2014.

Sincerely,

Patrick G. O’Brien President and Chief Executive Officer

VOTE AUTHORIZATION FORM

I understand that MG Trust Co. (the “Trustee”) is the holder of record and custodian of all unvested restricted shares FedFirst Financial Corporation (the “Company”) common stock awarded to me under the FedFirst Financial Corporation 2006 Equity Incentive Plan or the FedFirst Financial Corporation 2011 Equity Incentive Plan (collectively, “Incentive Plan”). Further, I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held at the Anthony M. Lombardi Education Conference Center, Monongahela Valley Hospital, 1163 Country Club Road, Monongahela, Pennsylvania, on May 22, 2014, at 10:00 a.m., local time.

You are to vote my shares as follows:

1.	The election as director of the nominees listed.

John J. LaCarte and R. Carlyn Belcyzk

	FOR	AGAINST	FOR ALL EXCEPT
	[ ]	[ ]	[ ]

INSTRUCTION: To withhold your vote for any individual nominee, mark “For All Except” and write that nominee’s name on the line provided below.

2.	The ratification of the appointment of ParenteBeard LLC as independent registered public accounting firm of FedFirst Financial Corporation for the fiscal year ending December 31, 2014.

	FOR	AGAINST	ABSTAIN
	[ ]	[ ]	[ ]

3.	The approval of the compensation of the Named Executive Officers.

	FOR	AGAINST	ABSTAIN
	[ ]	[ ]	[ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

The Trustee is hereby authorized to vote all shares of Company common stock credited to me in its trust capacity as indicated above.

Date	Signature

Please complete, date, sign and promptly return this form in the enclosed postage-paid envelope no later than May 15, 2014.